- - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington D.C.  20549


                                 FORM 8-K

                              Current Report


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): August 18, 1994 commission file number 1-11392



                        CLARK REFINING & MARKETING, INC.
          (Exact name of registrant as specified in its charter)




                      Delaware                       43-1491230
             (State or other jurisdiction         (I.R.S. Employer
                   of incorporation)             Indentifcation No.)



             8182 Maryland Avenue
             St. Louis, Missouri                             63105
      (Address of principal executive offices)             (Zip code)



        Registrant's telephone number, including are code: (314) 854-9696



                              Not Applicable
       (Former name or former address, if changed since last report)
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Item  5.    Other Events.

            On August 18, 1994, Clark Refining & Marketing, Inc. (the "Company") issued a press release announcing the signing of an Asset Sale Agreement pursuant to which the Company is acquiring Chevron Corporation's Port Arthur, Texas oil refinery and certain associated terminals. The Asset Sale Agreement is subject to certain customary and other conditions, including satisfactory completion of the Company's due diligence, and is expected to be consummated in the fourth quarter.

            Included as Exhibit 27.1 to this Current Report on Form 8-K is a copy of the press release referred to above.

Item 7.     Exhibits.

27.1        Press Release, dated August 18, 1994

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 18, 1994                    CLARK REFINING & MARKETING, INC.




                                By:     /s/ Paul D. Melnuk
                                      ------------------------------------
                                        Paul D. Melnuk
                                      President and Chief Executive Officer

EXHIBIT INDEX


Exhibit                                                Sequential
Number        Description                              Page No.

27.1          Press Release, dated August 18, 1994

FOR IMMEDIATE RELEASE                             Exhibit 27.1

CLARK NEWS RELEASE





Contacts:   Port Arthur: John Bernbom     (409)985-1100
            St. Louis:   Jim Joyce        (314)854-1511
                         Rich Ferguson    (314)854-1538 (investor relations)



              CLARK SIGNS AGREEMENT FOR PURCHASE OF
              CHEVRON'S PORT ARTHUR REFINERY


    ST. LOUIS, MO, August 18, 1994 -- Clark Refining & Marketing, Inc. announced today that it signed a definitive agreement to purchase Chevron's Port Arthur, Texas, refinery and related terminal facilities. The sale is expected to close in the fourth quarter, subject to Clark's review of environmental, title and labor issues.
    Clark and Chevron agreed to a purchase price of $74 million plus inventory of approximately $140 million, with a potential for a payments up to $125 million over five years if refining industry margins exceed certain levels. Chevron agreed to retain principal responsibility for environmental clean-up of the site.
    Clark will purchase the entire refining complex and operate the refinery and terminals. Chevron will retain operation of the chemical and lube oil packaging facility.
    "This acquisition is an attractive opportunity for Clark," said Paul D. Melnuk, president and chief executive officer of Clark. "Today's agreement is the beginning of a long-term relationship between the companies."

- - -more-

    The purchase of the Port Arthur refinery, with an operating capacity of approximately 200,000 barrels per day, will more than do current refining capacity. Clark has refineries in the Chicago and St. Louis areas with a total capacity of approximately 140,000 barrels per day.
    Clark is an independent petroleum refiner-marketer with sales in excess of $2 billion per year and over 5,500 employees. Clark operates 14 petroleum product terminals and over 800 retail gasoline and convenience stores in 12 states.
   Clark is a wholly owned subsidiary of The Horsham Corporation. The Horsham Corporation is traded on the New York, Toronto, Montreal, Frankfurt and Berlin stock exchanges under the ticker symbol HSM.

###